Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.01

© 2020 Tonix Pharmaceuticals Holding Corp. 1 Seth Lederman, CEO June 8 - 11, 2020 Version P0232 5 - 27 - 20 (Doc 0640) Bio International - 2020 NASDAQ:TNXP

© 2020 Tonix Pharmaceuticals Holding Corp. 2 Cautionary Note on Forward - Looking Statements Certain statements in this presentation regarding strategic plans, expectations and objectives for future operations or results are “forward - looking statements” as defined by the Private Securities Litigation Reform Act of 1995 . These statements may be identified by the use of forward - looking words such as “anticipate,” “believe,” “forecast,” “estimate” and “intend,” among others . These forward - looking statements are based on Tonix’s current expectations and actual results could differ materially . There are a number of factors that could cause actual events to differ materially from those indicated by such forward - looking statements . These factors include, but are not limited to, risks related to failure to obtain U . S . Food and Drug Administration clearances or approvals and noncompliance with its regulations ; our need for additional financing ; substantial competition ; uncertainties of patent protection and litigation ; uncertainties of government or third party payor reimbursement ; limited research and development efforts and dependence upon third parties . As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products . The forward - looking statements in this presentation are made as of the date of this presentation, even if subsequently made available by Tonix on its website or otherwise . Tonix does not undertake an obligation to update or revise any forward - looking statement, except as required by law . Investors should read the risk factors set forth in the Annual Report on Form 10 - K for the year ended December 31 , 2018 , as filed with the Securities and Exchange Commission (the “SEC”) on March 18 , 2019 , and periodic reports and current reports filed with the SEC on or after the date thereof . All of Tonix's forward - looking statements are expressly qualified by all such risk factors and other cautionary statements .

© 2020 Tonix Pharmaceuticals Holding Corp. 3 Tonix Pharmaceuticals © 2020 Tonix Pharmaceuticals Holding Corp. Developing novel therapies for humanity • A clinical - stage biopharmaceutical company committed to discovering and developing innovative and proprietary new therapeutics that address the needs of patients • We focus on developing small molecules and biologics: • CNS (pain, neurology, psychiatry, addiction) • Immunology (vaccines, immunosuppression, oncology, autoimmune disease) 3

© 2020 Tonix Pharmaceuticals Holding Corp. 4 Our Pipeline CANDIDATES INDICATION STATUS CNS Portfolio TNX - 102 SL Fibromyalgia (FM) - Lead Program Phase 3 – ongoing PTSD Phase 3 – ongoing Agitation in Alzheimer’s Phase 2 ready Alcohol Use Disorder Pre - IND TNX - 1300 Cocaine Intoxication / Overdose Phase 2 TNX - 601 CR Major depression Phase 1 PTSD Phase 1 Neurocognitive Dysfunction from Corticosteroids Phase 1 TNX - 1600 Depression, PTSD and ADHD Preclinical Immunology Portfolio TNX - 1800 Covid - 19 vaccine – Prioritized Program Pre - clinical TNX - 801 Smallpox and monkeypox preventing vaccine Preclinical TNX - 1200 Smallpox and monkeypox preventing vaccine Preclinical TNX - 1500 Organ Transplant Rejection/Autoimmune Conditions Preclinical TNX - 1700 Gastric and pancreatic cancers Preclinical

© 2020 Tonix Pharmaceuticals Holding Corp. 5 Overview of TNX - 102 SL Protectic ® proprietary formulation of cyclobenzaprine that supports sublingual administration Scientific Rationale for Protectic ® Formulation • Engenders unique pharmacokinetic and pharmacodynamic properties that emphasize sleep properties of cyclobenzaprine while minimizing undesirable properties • Potential therapeutic value in a constellation of disorders where sleep disturbances are: • Co - morbid • Involved in the onset, progression and severity of the disease ◊ ◊ *TNX - 102 SL is in clinical stage of development and not approved for any indication

TNX-102 SL: Differentiation from Oral Formulations

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FEATURE	BENEFIT	ADVANTAGE
Cyclobenzaprine	40+ years as oral medication	Established safety record
Formulation: Protectic®	Allows submucosal absorption	Not achievable with oral formulation
Administration: sublingual	Bypasses gut	Avoids first-pass metabolism; reduced formation of "activating" metabolite
Pharmcaokinetic profile	Rapid absorption (peak at ~4 hours, low trough levels 8-24 hours)	Desired profile for nighttime action
Dose: low (2.8 to 5.6 mg)	Recruitment of high affinity receptors (5-HT_{2A}, $α_1$, H_1)	Complimentary trimodal mechanism of action with less risk of off-target interference

© 2020 Tonix Pharmaceuticals Holding Corp.

© 2020 Tonix Pharmaceuticals Holding Corp. 7 TNX - 102 SL: Results from Completed FM Trials Completed Trials in FM: • Phase 2 (F202 BESTFIT) – 205 patients randomized • Phase 3 (F301 AFFIRM) – 519 patients randomized Topline Efficacy Results: • Studies did not achieve statistical significance in the primary efficacy endpoint More In - Depth Results: • Both studies showed efficacy signals justifying continued development in FM Safety: • Well tolerated; side effects consistent with known side effects of cyclobenzaprine

TNX-102 SL 2.8 mg: Efficacy Signal in Completed FM Trials

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		Phase 2b F202 (BESTFIT) *Dose: 2.8 mg*	Phase 3 F301 (AFFIRM) *Dose: 2.8 mg*
Primary Endpoint: Pain Relief at Week 12	Pre-specified pain endpoint	Change in daily pain score (ANCOVA with JTC/MI*) **Trend: p=0.172**	Responder analysis 30% pain reduction (Logistic regression) **Trend: p=0.095**
	Post hoc analysis	Responder analysis ≥30% pain reduction (Logistic Regression) **p=0.033**	• Imbalance in missing data and individuals with missing data treated as 'non-responder' • Current FDA statistical guidance on handling missing data: analysis with MMRM with MI* **p=0.005**
Key Secondary Endpoints: Global improvement or improvement in symptoms and function	Patient Global Impression of Change (PGIC)	**p=0.025**	**p=0.038**
	Fibromyalgia Impact Questionnaire-Revised (FIQ-R) total score	**p=0.015 (ANCOVA)**	**P<0.001**
	PROMIS Sleep Disturbance instrument	**p=0.004 (ANCOVA)**	**P<0.001**
	FIQ-R Pain Item	**p=0.004**	**P<0.001**

* MI=multiple imputation; JTC = jumpt to control; MMRM = Multiple measures repeated models

© 2020 Tonix Pharmaceuticals Holding Corp.

© 2020 Tonix Pharmaceuticals Holding Corp. 9 Results from F301 (AFFIRM) Using Current FDA Statistical Guidance on Handling of Missing Data • A retrospective analysis conducted using Mean Pain Analysis, MMRM with MI † demonstrated a significant effect on pain, even though the dose was 2.8 mg -1.8 -1.6 -1.4 -1.2 -1.0 -0.8 -0.6 -0.4 -0.2 0.0 0 1 2 3 4 5 6 7 8 9 10 11 12 LS Mean Difference (SE) in NRS Pain Score Study Week Change in Pain Scores Over 12 Weeks: MMRM with MI Placebo (N=257) TNX-102 SL 2.8 mg (N=262) * * * ** † As will be the case for the RELIEF F304 primary analysis, all discontinuations due to Adverse Event and Lack of Efficacy are imputed using MI based on baseline values; all other discontinuations assumed to be Missing at Random and are imputed with MI using weekly data of subjects. *p<.05; **p<.01

© 2020 Tonix Pharmaceuticals Holding Corp. 10 Where Are We on the Dose - Response Curve? Basic Pharmacology • Dose can make the difference in the strength of the response Response Dosage Dose - Response Inconsistent response No clear response Consistent response Consistent but trade - offs (AEs) *Trade off’s are increases in adverse events, side - effects and drug - drug interactions

© 2020 Tonix Pharmaceuticals Holding Corp. 11 Dose Response from Phase 2 PTSD Study * Placebo 5.6 mg 2.8 mg * P < 0.05 Consistent Dose - response Across Primary and Key Secondary Endpoints at Week 12 • Clinician Administered PTSD Scale for DSM - 5 (CAP - 5) * Phase 2 study (AtEase), a randomized, placebo - controlled study of 231 patients with PTSD at 25 U.S. clinical sites, receiving a sublingual dose of either 2.8 mg TNX - 102 SL (n=90) or 5.6 mg TNX - 102 SL (n=49) compared to placebo (n=92) -1.6 -1.4 -1.2 -1 -0.8 -0.6 -0.4 -0.2 0 CAPS - 5 Sleep Item -25 -20 -15 -10 -5 0 Change from Baseline CAPS - 5 (Primary) p= 0.053 * p= 0.26 Improvement Improvement

© 2020 Tonix Pharmaceuticals Holding Corp. 12 Dose Response from Phase 2 PTSD Study Placebo 5.6 mg 2.8 mg * P < 0.05 Consistent Dose - response Across Primary and Key Secondary Endpoints at Week 12 • Sheehan Disability Score (SDS) -3 -2.5 -2 -1.5 -1 -0.5 0 SDS Work/School -4 -3.5 -3 -2.5 -2 -1.5 -1 -0.5 0 SDS Social/Leisure * * Improvement Improvement Change from Baseline

© 2020 Tonix Pharmaceuticals Holding Corp. 13 Dose Response from Phase 2 PTSD Study 0% 10% 20% 30% 40% 50% 60% 70% Percent Responders CGI - I Responders 2.45 2.5 2.55 2.6 2.65 2.7 2.75 2.8 2.85 2.9 2.95 Mean Score PGIC Improvement Placebo 5.6 mg 2.8 mg * P < 0.05 * * Improvement Improvement • Consistent Dose - response Across Primary and Key Secondary Endpoints at Week 12 • Clinical Global Impression - Improvement (CGI - I) • Patients’ Global Impression of Change (PGIC)

© 2020 Tonix Pharmaceuticals Holding Corp. 14 Effect of Dose on Adverse Events (AEs) in the P201/ AtEase and P301/HONOR PTSD Studies # Only adverse events (AEs) are listed that are at a rate of ≥ 5% in any TNX - treated group *No values in a row for either study means the AE in the active group(s) in that study was at a rate of <5% P201 P301 Placebo (N=94) 2.8 mg (N=93) 5.6 mg (N=50) Placebo (N=134) 5.6 mg (N=134) Systemic Adverse Event * # Somnolence 6.4% 11.8% 16.0% 9.0% 15.7% Dry Mouth 10.6% 4.3% 16.0% Headache 4.3% 5.4% 12.0% Insomnia 8.5% 7.5% 6.0% Sedation 1.1% 2.2% 12.0% Local Administration Site Reaction * # Hypoaesthesia oral 2.1% 38.7% 36.0% 1.5% 37.3% Paresthesia oral 3.2% 16.1% 4.0% 0.7% 9.7% Glossodynia 1.1% 3.2% 6.0% Product Taste Abnormal 3.0% 11.9% Dose - related AEs: • AE profiles are comparable between FM and PTSD studies at 2.8 mg • No serious and unexpected AEs in PTSD at either 2.8 or 5.6 mg doses • No unique systemic AEs observed for 5.6 mg dose (but generally, a modest increase in frequency) • Severity and incidence of oral hypoesthesia (oral numbness) are not dose related

© 2020 Tonix Pharmaceuticals Holding Corp. 15 TNX - 102 SL: On - going Phase 3 Study in FM (F304/RELIEF) © 2020 Tonix Pharmaceuticals Holding Corp. • Key changes to protocol from previous Phase 3 trial in FM • Exclusive use of higher dose of 5.6 mg (2 x 2.8 mg) • Primary endpoint: mean pain improvement • Analysis: MMRM with MI • Clear guidance from FDA to advance fibromyalgia program using higher dose (5.6 mg) • Long - term safety of 5.6 mg dose from PTSD studies expected to support FM NDA • Study is progressing on schedule • First patient enrolled in the new Phase 3 RELIEF study in December 2019 • Achieved 50% enrollment in April 2020 • Optional interim analysis results expected September 2020; topline results in 1Q 2021 if no delays • Potential pivotal efficacy study to support NDA approval 15

© 2020 Tonix Pharmaceuticals Holding Corp. 16 TNX - 1800 1 , a SARS - CoV - 2 Vaccine Utilizes Tonix’s proprietary horsepox virus as a vector • Designed to express a protein from SARS - CoV - 2, the cause of COVID - 19 • Collaboration with Southern Research Status of Vaccines for COVID - 19 • No vaccines are currently available • Many vaccines are being developed • However, uncertainty exists around efficacy, and importantly, safety • Global response will require multiple vaccines developed in parallel • Contingencies are needed ◊ ◊ *TNX - 1800 is at the pre - IND stage of development

© 2020 Tonix Pharmaceuticals Holding Corp. 17 Why Use a Horsepox Platform for a Vaccine? Horsepox can be engineered to express foreign genes • Lack of persistence or genomic integration in the host • Strong immunogenicity as a vaccine • Readily manufacture at scale • Live, replicating vaccine – direct antigen presentation Potential advantages of horsepox over vaccinia • Maintains strong immunogenicity with potentially improved tolerability • Relative to non - replicating vaccinia, horsepox’s replication in human cells provides direct antigen presentation by Class I MHC • Horsepox may behave differently as a vector, in part because of its different repertoire of genes that modulate immune responses and host range

© 2020 Tonix Pharmaceuticals Holding Corp. 18 TNX - 1800 is Based on a Horsepox Virus (HPXV) Vector Designed to Express SARS - CoV - 2 S Protein *TNX - 1800 is at the pre - IND stage of development Horsepox sHPXV ~200,000 Bp TNX - 1800 * rHPXV/SARS - CoV - 2S ~200,000 Bp Homologous Recombination

TNX-1800 is Designed to Induce Robust T_H1 Cellular Immunity

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Vaccine
5 mm
*
Scarification with live replicating orthopoxviruses evokes innate and adaptive immunity, including T_H1 and strong CD8 T cell responses[1,2]
Vaccination by scarification[1]
TNX-1800
Host skin cells
Dendritic cell (DC)
Inactive CD4 T cell
Memory CD4 T cell
IL-4
T_H1 CD4 T cell
T_H2 CD4 T cell
DC
B cell
IFNs
CD8 T cell
Inactive CD8 T cell
Antibodies
Memory CD8 T cell
Memory B cell
NK cell
IFNs
Macrophage
Neutrophil

*Example of major cutaneous reaction, or "take," resulting from a replication-competent live-virus vaccine delivered via scarification, indicating successful vaccination[1,3]

1. Fulginiti VA, et al. *Clin Infect Dis.* 2003;37(2):241-250.
2. Liu L, et al. *Nature Med.* 2010;16(2):224-228.
3. Centers for Disease Control and Prevention. Accessed April 15, 2020. https://phil.cdc.gov/Details.aspx?pid=3276

© 2020 Tonix Pharmaceuticals Holding Corp.

© 2020 Tonix Pharmaceuticals Holding Corp. 20 TNX - 1800 Development Status Southern Research will address two key questions: • Will vaccination of animals elicit an immune response to the S protein? • 4th Quarter 2020 – Small animal response expected 1 • Will immune response protect non - human primates against a challenge with SARS - CoV - 2 virus? • 4th Quarter 2020 – Primate testing results expected 1 Manufacturing development for GMP virus initiated • Clinical development will require manufacturing for clinical supplies 2 1 1 We cannot predict whether the global COVID - 19 pandemic will impact the timing of these milestones

© 2020 Tonix Pharmaceuticals Holding Corp. 21 Tonix Pharmaceuticals: Lead Programs 1 © 2020 Tonix Pharmaceuticals Holding Corp. • TNX - 102 SL for fibromyalgia (FM) • Phase 3 clinical development – RELIEF study enrolling • Sublingual cyclobenzaprine tablets at higher dose of 5.6 mg • Milestones: • September 2020 – Optional interim analysis results expected 5 • 1 st Quarter 2021 - Topline data expected 5 • TNX - 1800 potential vaccine for COVID - 19 2,3 • Pre - clinical stage • Live virus vaccine designed on our horsepox vaccine platform 4 to express the SARS - CoV - 2 Spike (S) protein • Milestones: • 4 th Quarter 2020 – Small animal response expected 5 • 4 th Quarter 2020 – Primate testing results expected 5 1 Experimental new medicines and biologics, not approved for any indication 2 Collaboration with Southern Research 3 COVID - 19 = Coronavirus disease 2019 4 TNX - 801 is unmodified horsepox virus, which is in development as a vaccine to protect against smallpox and monkeypox 5 We cannot predict whether the global COVID - 19 pandemic will impact the timing of these milestones 21

© 2020 Tonix Pharmaceuticals Holding Corp. 22 Management Team Seth Lederman, MD President & CEO Jessica Morris Chief Operating Officer Gregory Sullivan, MD Chief Medical Officer Bradley Saenger , CPA Chief Financial Officer

© 2020 Tonix Pharmaceuticals Holding Corp. 23 Thank You!